UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 25, 2007

APPLIED NEUROSOLUTIONS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware             001-13835           39-1661164
(State or Other Jurisdiction     (Commission file Number)     (IRS Employer
            of Incorporation)                             Identification No.)

50 Lakeview Parkway, Suite 111,     Vernon Hills, IL         60061
(Address of Principal Executive Offices)                 (Zip Code)

Registrant’s telephone number, including area code (847) 573-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.02  Termination of a Material Definitive Agreement

On July 25, 2007, the Registrant gave written notice to each of David Ellison, the Registrant’s Chief Financial Officer, John F. DeBernardis, the Registrant’s Scientific Advisor to the Chief Executive Officer, and Daniel J. Kerkman, the Registrant’s Vice President of Research and Development, that the Registrant would not be extending their respective employment agreements (“Agreements”) when the current term expires on October 31, 2007 (“Expiration Date”). The Agreements, entered into initially on November 1, 2004, required at least 90 days notice prior to the Expiration Date to prevent the automatic three-year renewal of these agreements and to preclude any severance payments. The Registrant has informed each of Messrs. Ellison, DeBernardis and Kerkman that they will continue in their current roles under the existing agreements until October 31, 2007. Messrs. Ellison, DeBernardis and Kerkman have each expressed interest in remaining with the Registrant, and the Registrant is currently in discussions with each of them to establish new individual working arrangements, if mutually agreeable terms can be reached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 30th day of July 2007.

APPLIED NEUROSOLUTIONS, INC.

By:     /s/Ellen R. Hoffing
    Name: Ellen R. Hoffing
    Title:  Chief Executive Officer